UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

AfterMaster, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State or other jurisdictionof incorporation)	(Commission FileNumber)	(IRS Employer IdentificationNumber)

6671 Sunset Blvd., Suite 1520 Hollywood, California	90028
(Address of principal executive offices)	(zip code)

 (310) 657-4886

 (Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure in Item 8.01 below is incorporated by reference herein.

Item 8.01. Other Events.

On March 30, 2018, Aftermaster, Inc. (the “Company”) entered into a settlement agreement with a secured creditor of the Company to pay a settlement payment to the creditor (the “Settlement Payment”), and effective upon the receipt of the Settlement Payment, (i) the creditor agreed to cancel approximately 33 secured convertible promissory notes issued by the Company to the creditor in the aggregate principal amount of $3,925,000 (the “Convertible Notes”), (ii) the creditor agreed to cancel three secured non-convertible notes promissory notes issued by the Company to the creditor in the aggregate principal amount of $575,000 (the “Nonconvertible Notes”), and (iii) the creditor and its affiliate agreed to return an aggregate of 14,837,251 shares of the Company’s common stock (the “Shares”) to the Company for cancellation. In addition, 1,280,162 shares which were due to the secured creditor will no longer be issuable, resulting in 16,117,413 total shares no longer being issued or issuable as a result of the settlement. The Settlement Payment amount was substantially below the aggregate principal amounts of the Convertible Notes and Nonconvertible Notes.

The $4,500,000 in principal owed to the creditor pursuant to the Convertible Notes and Nonconvertible Notes represented approximately 55% of the Company’s total loan debt as of March 30, 2018, and the Shares represent more than 10% of the Company’s issued and outstanding shares of common stock as of March 30, 2018. The settlement will also eliminate over $700,000 per year of the Company’s debt servicing costs.

On March 30, 2018, the Company paid the Settlement Payment to the creditor resulting in the effective cancellation of the Convertible Notes and Nonconvertible Notes (and termination of ancillary security agreements related to those notes), and pursuant to the agreement, the Company expects to receive the Shares for cancellation within the next two weeks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2018	AFTERMASTER, INC.
	By:	/s/ Larry Ryckman
Name: Larry Ryckman
Title: President and Chief Executive Officer

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